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                                                                    EXHIBIT 99.1



         We consent to the use of the our name and the information attributed to us herein.




                                        /s/ PATRICK DRISCOLL
                                        --------------------------------------
                                            Patrick Driscoll, Director
                                            Medical Data International, Inc.


Irvine, California
July 29, 1996